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                                                                     EXHIBIT 5.1

                                  June 3, 1999




K-tel International, Inc.
2605 Fernbrook Lane North
Minneapolis, Minnesota 55447-4736


Gentlemen:

     We are counsel to K-tel International, Inc., a Minnesota corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed sale by selling shareholders of 2,263,822 shares of the Company's common stock (the "Shares").

     We have examined the Registration Statement and those documents, corporate records, and other instruments we deemed relevant as a basis for the opinion herein expressed.

     Based on the foregoing, it is our opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and the Shares have been sold as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully-paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in such Registration Statement.

                                        Very truly yours,

                                        BRIGGS AND MORGAN,
                                        Professional Association